SECURITIES AND EXCHANGE COMMISSION

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934
Date of Report      July 17, 2000

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Item 2.  Disposition of Assets

     On July 17, 2000, all of the assets of Printing Associates Incorporated, a New York Corporation (PA), were sold to Printing Associates International, (PAI) LLC, a New York limited liability company. The transaction encompassed the purchase of the assets of PA by PAI, and the assumption of liabilities of PA by PAI. The assets purchased include: printing equipment including presses and cutters; vehicles; office equipment; lease agreements; purchase agreements; employee and union agreements; and employee benefit and health plans. These assets are more fully described in the Agreement for the Purchase of Assets, which is attached as Exhibit A to this filing.

     The total consideration for the assets purchased by PAI was $1,908,000, which was comprised of $1,000,000 in cash and $908,000 in a five year earn out agreement. The earn out agreement is more fully described in Exhibit A.

     The buyer, PAI, was led by S. James White, formerly Director and President of PA, and by Victoria Danseglio, formerly Vice
President of Finance and Secretary of PA.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Online International Corporation


/s/ Moses L. Garson
________________________
Moses L. Garson,President and Director